UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2023

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement

On February 23, 2023, McEwen Mining Inc. (the “Company”) and McEwen Copper Inc., a privately-held Alberta, Canada subsidiary of the Company (“McEwen Copper”), consummated agreements pursuant to which a single investor purchased 2,850,000 shares of McEwen Copper common stock from that entity for gross proceeds of ARS $20,854,490,614 (Argentine Pesos; $108,015,000 at a deemed ARS/USD exchange rate of 193.07) (the “Stellantis Private Placement”) and agreed to purchase an additional 1,250,000 shares of McEwen Copper common stock from an indirect subsidiary of the Company for aggregate proceeds of ARS $9,146,706,410 ($47,375,000 at a deemed ARS/USD exchange rate of 193.07) million (the “Stellantis Secondary Transaction”), in separate but related transactions. In each transaction, the purchaser of the McEwen Copper common stock is FCA Argentina S.A., an Argentinian subsidiary of Stellantis N.V., a public limited liability company organized under the laws of The Netherlands (“Stellantis”).

The Stellantis Private Placement was concluded pursuant to the terms of a Private Placement Subscription Agreement between McEwen Copper and Stellantis dated as of February 23, 2023 (“Subscription Agreement”). The agreement to purchase the common stock of McEwen Copper in the Stellantis Secondary Transaction is embodied in an Offer Agreement of the same date between Stellantis, the Company, McEwen Copper and certain subsidiaries of McEwen Copper (“Offer”). Both the Stellantis Private Placement and Stellantis Secondary Transaction closed on February 24, 2023.

In connection with the Stellantis Private Placement, the Company, McEwen Copper, Minera Andes Inc., a subsidiary of the Company, Robert McEwen (collectively, the Company, McEwen Copper, Minera Andes and Mr. McEwen are referred to as the “McEwen Parties”) and Stellantis entered into an Investor Rights Agreement, also dated February 23, 2023 (“IRA”). The IRA provides, among things, that (i) Stellantis has the right to appoint one member to the board of directors of McEwen Copper; (ii) Stellantis has the option to provide additional ARS$-denominated funding to McEwen Copper, in the event such funding becomes necessary; (iii) Stellantis, following any public offering of securities by McEwen Copper, shall have preemptive rights to purchase additional securities of McEwen Copper in any future offering in order to maintain Stellantis’ ownership percentage in McEwen Copper; and (iv) that the McEwen Parties shall take all necessary and reasonable action so that the mine, if developed, becomes carbon-neutral by 2038; in each case, subject to certain conditions.

Also in connection with the Stellantis Private Placement, Andes Corporación Minera S.A., a Company subsidiary and owner of the Los Azules project, entered into an Option Agreement with Stellantis that provides Stellantis the option to purchase copper cathodes and/or copper concentrates from the mine, if and when such mine reaches production (the “Copper Purchase Option”). The Copper Purchase Option gives Stellantis the right to purchase copper cathodes and/or copper concentrates up to a maximum percentage equal to Stellantis’ ownership interest in McEwen Copper at the time the Copper Purchase Option is exercised, at prices no less favorable than prices agreed with other purchasers.

Also effective on February 23, 2023, McEwen Copper entered into a binding term sheet with Nuton LLC, a current shareholder of McEwen Copper and subsidiary of Rio Tinto (“Nuton”), pursuant to which Nuton exercised its preemptive rights under an existing shareholder agreement and agreed to purchase 350,000 shares of McEwen Copper common stock directly from McEwen Copper for aggregate proceeds of $6,562,500 (the “Nuton LOI”). On the same date, Nuton entered into a binding term sheet with the Company (the “Nuton Secondary LOI”) pursuant to which Nuton agreed to purchase 1,250,000 shares of McEwen Copper common stock from the Company through its subsidiary for an aggregate purchase price of $23,437,500. The Nuton Secondary LOI also contemplates that the existing Nuton Collaboration Agreement between McEwen Copper, the Company and Mr. McEwen dated as of August 30, 2022 (“Original Collaboration Agreement”) would be amended to, among other items, provide Nuton (i) preemptive rights to purchase additional McEwen Copper securities following an IPO to maintain Nuton’s ownership interest in that entity; (ii) a right of first refusal to provide additional funding to McEwen Copper, should such funding become necessary; (iii) an option to purchase copper on the same terms and conditions as that granted to Stellantis in the Copper Purchase Option; (iv) additional information rights vis a vis the Los Azules project; (v) an extension of the exclusivity granted to Nuton under the Original Collaboration Agreement to provide heap-leach related technology to the project; and (vi) a promise that neither the Company nor Mr. McEwen will exercise “drag-along” rights to compel Nuton to sell its interest in McEwen Copper pursuant to that certain Unanimous Shareholder Agreement between, among others, the parties dated as of August 20, 2021. The transactions contemplated by the Nuton LOI will be documented by one or more definitive agreements expected to be finalized by the parties.

Assuming consummation of each of the transactions discussed above, the Company would own 51.9% of McEwen Copper common stock on a fully diluted basis, and each of Nuton and Stellantis will own 14.2%.

Each of the agreements discussed above may contain customary representations, warranties, conditions and agreements in connection with the transactions.  They are not intended to provide any other factual information about the Company, McEwen Copper, or any other Company subsidiary. The representations, warranties and covenants contained in the agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The foregoing agreements are intended to be filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, anticipated to be filed with the United States Securities and Exchange Commission (“SEC”) on or before March 10, 2023. Interested parties are encouraged to read in their entirety the agreements when they become available, as they contain important information not discussed in this report.

The sales of McEwen Copper common stock was made in transactions not registered with the SEC. Specifically, in the case of the Stellantis Secondary Transaction and the Nuton Secondary LOI, the offers and sales were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including under Sections 4(a)(1) and 4(a)(2) of the Securities Act and regulations, interpretive statements and letters issued by the SEC or its staff and decisions of courts thereunder and / or Regulation S under the Securities Act; and in the case of the Stellantis Private Placement and the Nuton LOI, pursuant to Section 4(a)(2) of the Securities Act, Regulation S and/or Rule 506 of Regulation D, each promulgated under the Securities Act. Each of the investors in the offerings in the U.S. was an accredited investor as defined in Regulation D. In each transaction exempt under Regulation S, the offers and sales were made in offshore transactions and no directed selling efforts were made in the U.S. In each case, offering restrictions were imposed.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01     Regulation FD Disclosure

On February 27, 2023, the Company issued a press release announcing the completion of the Stellantis Private Placement and the agreement for the Stellantis Secondary Transaction. On the same date, the Company issued another press release announcing the execution of the Nuton LOI and the Nuton Secondary LOI. Copies of those press releases are furnished with this report as Exhibit 99.1 and Exhibit 99.2.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished with this report:

99.1	Press release dated February 27, 2023 regarding the Stellantis transactions

99.2	Press release dated February 27, 2023 regarding the execution of the Nuton LOIs

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: March 1, 2023	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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